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                                                                      EXHIBIT 99

[FORTUNE BRANDS LOGO]                                               NEWS RELEASE
Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL  60069


CONTACT:

MEDIA RELATIONS:                    INVESTOR RELATIONS:
CLARKSON HINE                       ANTHONY J. DIAZ
(847) 484-4415                      (847) 484-4410



            FORTUNE BRANDS BOOSTS DIVIDEND 8% TO ANNUAL RATE OF $1.08

Lincolnshire, IL, September 24, 2002 - Fortune Brands, Inc. (NYSE: FO), a leading consumer brands company, announced that its Board of Directors today approved an 8% increase in the dividend on the Common stock. The dividend will increase to an indicated annual rate of $1.08 per share (payable 27 cents per quarter) from $1.00 (25 cents per quarter). The next quarterly dividend is payable on December 2, 2002 to shareholders of record on November 6, 2002. This is the largest of six consecutive annual dividend increases since the company began trading as Fortune Brands in 1997.

"This dividend increase underscores two of Fortune Brands' fundamental strengths: powerful financial resources and consistent earnings growth," said Fortune Brands chairman & chief executive officer Norm Wesley. "Fortune Brands is having an excellent year. We're generating strong cash flow and we're using our financial strength to invest in the growth of our brands, to make high-return strategic moves like our acquisition of Omega cabinets, to buy back shares and to fund an attractive dividend. Increasing the dividend also reflects our confidence in Fortune Brands' prospects for future performance."

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Fortune Brands, Inc. is a consumer products company with annual sales exceeding
$5.5 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock and Omega cabinets, Master Lock padlocks and Waterloo tool storage sold by units of MasterBrand Industries, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Canyon Road wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Day-Timer, Swingline, Kensington and Wilson Jones sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.


                                     (MORE)
                              WWW.FORTUNEBRANDS.COM

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FORTUNE BRANDS BOOSTS DIVIDEND 8% TO ANNUAL RATE OF $1.08, PAGE 2

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This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, challenges in the integration of acquisitions and joint ventures, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

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